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EXHIBIT 99



   [LASER EYE CENTERS LOGO]                      [LASERVISION LOGO]


JOINT NEWS RELEASE

FOR IMMEDIATE RELEASE


For further information:
For analyst, investor and media support contact: Stephen Kilmer, 905-238-3904, stephen.kilmer@tlcvision.com or John Stiles, 314-434-6900, jstiles@laservision.com.

For consumer, doctor and general inquiries contact: David Smith, TLC VISION Merger Hotline, 1-800-TLC-1033 ext. 3060, merger@tlcvision.com.



               SHAREHOLDERS APPROVE MERGER OF TLC AND LASERVISION

- CREATES NORTH AMERICA'S PREMIER EYE SURGERY SERVICES PROVIDER -

Toronto, ON and St. Louis, MO, April 18, 2002 - At an annual and special meeting of shareholders in Toronto this morning, TLC Laser Eye Centers Inc. (TLC) shareholders approved the planned merger with Laser Vision Centers, Inc. (LaserVision) and the related matters including the renaming of the company to TLC Vision Corporation (TLC Vision). Approximately 99 percent of the common shares voted were cast in favor of the proposed agreement and plan of merger.

The results follow a similar outcome at this morning's special meeting of LaserVision shareholders in St. Louis, Missouri. At that meeting, approximately 97 percent of the common shares voted were cast in favor of the proposed merger with TLC to create TLC Vision.

"This is an exciting milestone. We are extremely pleased with the results of the vote and thank our shareholders for a rousing endorsement of our proposal to create TLC Vision," said Elias Vamvakas, TLC's Chairman and CEO.


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"Today's approvals give us the mandate to create the premier company in the refractive surgery industry, providing value-added services to a leading network of affiliated doctors so they can provide superior patient care," said Jim Wachtman, LaserVision's President and COO.

"We are very pleased with today's vote. I have enjoyed my 17 years as CEO of Laser Vision Centers and its predecessor companies and I look forward to serving on the Board of the new company following the closing and I extend my best wishes to our employees, customers and shareholders," said Jack Klobnak, LaserVision's Chairman and CEO.

Under the terms of the merger agreement, as amended, LaserVision's common stock will be converted to TLC Vision common stock at a fixed exchange ratio. LaserVision shareholders will receive 0.95 shares of TLC stock, which is traded on NASDAQ and The Toronto Stock Exchange, for each common share of LaserVision.

As a result of the continuing strike by the Ontario public service employees, the companies do not expect that the merger will close, as previously indicated, by April 30, 2002. The merger agreement permits either company to terminate if the merger is not completed by March 31, 2002. However, the companies have agreed that they will not exercise this right to terminate provided that the merger is completed by May 10, 2002. TLC and LaserVision intend to close the transaction as soon as practicable. In the meantime, management of TLC and LaserVision will continue their integration planning and continue working towards the combination of the two companies, however the companies will continue to operate separately.


FORWARD LOOKING INFORMATION

This press release contains certain forward-looking statements about TLC, LaserVision and the proposed merger within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as "may", "will", "expect","intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward looking statements, by their nature, are subject to risks and uncertainties, TLC's and LaserVision's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the ability of TLC and LaserVision to consummate a merger and successfully integrate operations, the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See TLC's reports filed with the Toronto Stock Exchange and the U.S. Securities and Exchange Commission and LaserVision's reports filed with the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLC and LaserVision assume no obligation to update the information contained in this press release to update forward looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.



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